Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3 of Bio-Path Holdings, Inc. of our report dated April 1, 2013 relating to the financial statements for the years ended December 31, 2012 and 2011, which appears in the annual report on Form 10-K of Bio-Path Holdings, Inc. for the year ended December 31, 2012.

We also consent to the reference to our firm under the caption “Experts” in the prospectus, which is part of this registration statement.

/s/ Mantyla McReynolds LLC

Salt Lake City, Utah
January 8, 2014